UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

WOWIO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	333-184529	27-2908187
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

626 North Doheny Drive
West Hollywood, CA	90069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 807-8181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2015, the Board of Directors of Wowio, Inc. (the “Company”) amended its Certificate of Formation (the “Amendment”) to:

●	increase the authorized common stock from four billion to five billion;

●	adjust the par value of the common stock to $0.00001;

●	set the par value of additional designations of preferred stock to $0.00001;

The Amendment is attached hereto as an Exhibit to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 18, 2015, the Board of Directors of the Company and holders of a majority of the voting rights of the Company’s capital stock approved a 1 for 1,300 reverse split of the Company’s Common Stock, for all shareholders of record on May 18, 2015. Fractional shares will be rounded up to the nearest whole share, and the Company will round up to 100 shares all post-split shareholdings that would otherwise hold less than 100 shares.

On May 18, 2015, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved the Amendment to the Company’s Certificate of Formation as described in Item 5.03 above. The Amendment is attached hereto as an Exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3(i)	Amended Certificate of Formation of Wowio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wowio, Inc.

Date: May 29, 2015	By:	/s/ Brian Altounian
Brian Altounian, Chief Executive Officer